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                                                                    EXHIBIT 21.1


             COLLINS & AIKMAN FLOORCOVERINGS, INC. AND SUBSIDIARY

                        LIST OF SUBSIDIARY CORPORATION


Entity                                                   Jurisdiction of Origin
------                                                   ----------------------
Collins & Aikman Floorcoverings UK Limited               United Kingdom